Exhibit 4.5

FORM OF SPECIMEN CERTIFICATE REPRESENTING THE 10% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE, OF ALTA EQUIPMENT GROUP INC.

THIS CERTIFICATE IS IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS DEPOSITARY (THE “DEPOSITARY”), PURSUANT TO A DEPOSIT AGREEMENT AMONG ALTA EQUIPMENT GROUP INC., ISSUER, AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS DEPOSITARY, TRANSFER AGENT AND REGISTRAR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS DEPOSITARY HAS AN INTEREST HEREIN.

**SPECIMEN**

ALTA EQUIPMENT GROUP INC.

Incorporated under the laws of

the State of Delaware

NUMBER: 1 CUSIP: 02128L 304	10% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK	SHARES:
($25,000 LIQUIDATION PREFERENCE)

This is to certify that Continental Stock Transfer & Trust Company, as Depositary is the registered owner of _________ (____) fully paid and non-assessable shares of 10% Cumulative Series A Perpetual Preferred Stock, $0.0001 par value, liquidation preference of $25,000 per share (the “Series A Preferred Stock”), of Alta Equipment Group Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the signatures of the Corporation’s duly authorized officers.

ALTA EQUIPMENT GROUP INC.
Dated: _________________
By:_______________________________
Ryan Greenawalt, Chief Executive Officer

By:_______________________________
Anthony Colucci, Chief Financial Officer

Countersigned and registered:

Continental Stock Transfer & Trust Company, as Transfer
Agent and Registrar

By: ____________________________________
Authorized Officer

(REVERSE OF CERTIFICATE)

ALTA EQUIPMENT GROUP INC.

The Corporation will furnish without charge, within 5 days after receipt of written request therefor, to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The Corporation may redeem the Series A Preferred Stock at its option in whole or in part, at any time, or from time to time, on or after December __, 2025. In addition, the Corporation has a special optional redemption in connection with a delisting event or change of control. There will be no sinking fund for the redemption or purchase of the Series A Preferred Stock. No holder of the Series A Preferred Stock will have the right to require the redemption of the Series A Preferred Stock.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT	-	Custodian
(Cust) (Minor)

Under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

             shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint              Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________________

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed: _______________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.